UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2020 (June 23, 2020)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 East Commercial Boulevard

Suite 303

Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

(954) 900-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OPHC	NASDAQ Capital Market

Item 1.01	Entry into a Material Definitive Agreement

Purchase Agreement

On June 23, 2020, the Company and Michael Blisko entered into a Purchase Agreement pursuant to which Mr. Blisko agreed to purchase in a private placement 100 shares of the Company’s newly-authorized Series B Preferred Stock for a cash purchase price of $2,500,000. The transaction was closed on June 23, 2020.

Each of the parties made customary representations and warranties in the Purchase Agreement, including representations and warranties by the Company as to formation and good standing, authorization, compliance with laws and other instruments and the offer of shares.

The shares of the Company’s Series B Preferred Stock are not deposits or savings accounts, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and are not obligations of, or guaranteed by, a bank.

Mr. Blisko was not an affiliate of the Company.

The foregoing summary of the Purchase Agreement is qualified in its entirety by the full text thereof, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Series B Certificate of Designations

In connection with the issuance of Series B Preferred Stock pursuant to the Purchase Agreement, on June 23, 2020, the Company filed a Certificate of Designation for the Series B Preferred Stock, no par value, of the Company (the “Series B Certificate of Designation”) with the Secretary of State of the State of Florida.

Under the Series B Certificate of Designation, the Company is authorized to issue 100 shares of Series B Preferred. As of June 30, 2020, the Company issued 100 shares of Series B Preferred Stock to Mr. Blisko under the Purchase Agreement.

Rank. Except as otherwise expressly set forth in the Certificate of Designation for the Series B Preferred Stock, all Shares of the Series B Preferred Stock rank senior to all Junior Securities, with respect to payment or distribution of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary. “Junior Securities” means, collectively, the Common Stock and any other class of securities that is specifically designated as junior to the Series B Preferred Stock.

Participating Dividends. Except in the case of liquidation, if the Company declares or pays a dividend or distribution on the Common Stock, the Company shall simultaneously declare and pay a dividend on the Series B Preferred Stock on a pro rata basis with the Common Stock determined on an as-converted basis assuming all Shares of Series B Preferred Stock had been converted immediately prior to the record date of the applicable dividend.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation”), the holders of Shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount per Share equal to the greater of (i) the Series B Original Issue Price of $25,0000, or (ii) such amount per Share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock immediately prior to such Liquidation (the amount payable pursuant to this sentence is hereinafter referred to as the “Series B Liquidation Amount”).

Voting. Except as provided below and otherwise provided by law, the holders of the Series B Preferred Stock will have no voting rights.

Supermajority Voting Rights—Amendments. The affirmative vote or consent of the holders of at least 66-2/3% of all of the Shares of the Series B Preferred Stock at the time outstanding, voting separately as a class (a “Supermajority Interest”), shall be required to amend the provisions of the Articles of Incorporation so as to materially and adversely affect the rights, preferences or privileges of the Series B Preferred Stock, taken as a whole.

Supermajority Voting Rights—Priority. The affirmative vote or consent of a Supermajority Interest of the Series B Preferred Stock shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the shares of the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon any Liquidation of the Company.

Right to Convert. Subject to the provisions of described below, at any time and from time to time on or after issuance, the Company shall have the right to convert all or any portion of the outstanding Shares of Series B Preferred Stock into an aggregate number of shares of Common Stock as is determined by (i) multiplying the number of Shares (including any fraction of a Share) to be converted by the Series B Original Issue Price of $25,000 thereof, and then (ii) dividing the result by the Conversion Price in effect immediately prior to such conversion. The initial conversion price per Share (the “Conversion Price”) shall be $2.50 per Share, subject to certain adjustments. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Company.

Subject to the limitations described below, and assuming there are no adjustments to the Conversion Price, the Company would have the right to convert the outstanding shares of Series B preferred Stock into 1,000,000 shares of Common Stock.

Limitations on Conversion. The right of the Company to convert any of the shares of the Series B Preferred Stock shall be subject to the prior fulfillment of the following conditions:

(a) Such conversion shall have been by approved by the holders of a majority of the outstanding Common Stock of the Company; and

(b) Such conversion shall not result in any holder of the Series B Preferred Stock and any Persons with whom the holder may be acting in concert, becoming Beneficial Owners of more than 9.9% of the outstanding shares of the Common Stock. For purposes of this subsection, the term “Beneficial Owner” shall have the meaning given to such term in SEC Rule 13d-3.

Reservation of Stock. The Company shall at all times when any shares of Series B Preferred Stock is outstanding reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Series B Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series B Preferred Stock.

Adjustment to Conversion Price and Number of Conversion Shares. The Conversion Price and the number of Conversion Shares issuable on conversion of the shares of Series B Preferred Stock shall be subject to customary adjustments upon dividend, subdivision, or combination of Common Stock, and upon any reorganization, reclassification, consolidation or merger.

Preemptive Rights. The holders of shares of Series B Preferred Stock shall have no preemptive rights with respect to any shares of the Company’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

The foregoing summary of the Series B Certificate of Designations is qualified in its entirety by the full text thereof, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The shares of Series B Preferred Stock issued under the Purchase Agreement were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. The shares of Series B Preferred Stock may not be offered or resold in the United States or to or for the account or benefit of any person except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Nasdaq Listing and Stockholder Approval; Registration

The Company’s Common Stock is currently listed on Nasdaq, and the Company is subject to the Nasdaq Listing Rules (the “Nasdaq Rules”).

Pursuant to the terms of the Certificate of Designation for the Series B Preferred Stock, the Company has cannot convert the Series B Preferred Stock into shares of Common Stock unless such conversion shall have been by approved by the holders of a majority of the outstanding Common Stock of the Company. The Company does not intend to seek shareholder approval to the conversion at this time. When and if the Company elects to convert the Series B Preferred Stock into shares of Common Stock, the Company will seek shareholder approval.

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

The information contained in Item 1.01 above with respect to the Series B Certificate of Designations is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this Current Report on Form 8-K may not occur. Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of the Company’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that the Company may make, or projections involving anticipated revenues, earnings or other aspects of the Company’s operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. The Company intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. The Company cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond the Company’s control, that may influence the accuracy of the statements and the projections upon which the statements are based. All cautionary statements made in this Current Report on Form 8-K should be read as being applicable to all related forward-looking statements wherever they appear.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Certificate of Designation, Preferences and Rights of Series B Preferred Stock of the Company.
10.1	Purchase Agreement, dated as of June 23, 2020, by and among the Company and Michael Blisko

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 7, 2020	By:	/s/ Timothy Terry
Timothy Terry Principal Executive Officer